UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006 (June 30, 2006)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Following delivery of notice of her resignation dated June 30, 2006 as described in Item 5.02 of this Current Report on Form 8-K, Ms. Jill Suppes entered into a letter agreement with Mediware Information Systems, Inc. (the "Company" or "Mediware") effective as of July 1, 2006. Ms. Suppes has agreed to provide consulting services to Mediware through December 31, 2006 in transition as Mediware prepares its financial statements and Annual Report on Form 10-K for its fiscal year ended June 30, 2006, and begins its financial reporting through the first half of fiscal 2007. As compensation for her consulting services, Mediware has agreed to pay Ms. Suppes monthly amounts aggregating $73,752 and amounts equal to her COBRA health insurance premiums for the same level of health insurance through the consulting period unless she becomes eligible for health benefits from a successor employer. Ms. Suppes will also be paid for all accrued but unused vacation. Under her employment agreement with the Company, Ms. Suppes was entitled to a lump sum payment equal to three months salary (equal to $43,750) upon timely notice of resignation as well as comparable vacation and insurance benefits. Ms. Suppes has released her rights to payment under the employment agreement. Ms. Suppes will be entitled to engage in other employment or consulting activities while she is consulting with Mediware but the existing noncompetition and confidentiality obligations under her employment agreement will continue.

The foregoing description of Ms. Suppes’ consulting agreement is qualified in its entirety by reference to the provisions of the consulting agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Effective June 30, 2006, the Company entered into an employment agreement with Mr. Mark Williams, the Company's Controller. Under the employment agreement, Mr. Williams agrees to continue to serve as Controller and to act as acting Chief Accounting Officer (including duties as the principle accounting and financial officer) as long as requested by Mediware’s Chief Executive Officer.

The term of the employment agreement is 2 years and will automatically renew for successive 1 year terms unless either the Company or Mr. Williams gives timely notice of non-renewal. The employment agreement provides for an annual base salary of $125,000 (subject to annual review) and a discretionary bonus of up to 30% of his then-current base salary per year during the term of the agreement based on Mr. Williams' meeting performance criteria established by the Company's Chief Executive Officer. In addition, on the date the Company hires a new CFO, Mediware will pay Mr. Williams the greater of $25,000 or $3750 for each full month Mr. Williams served as the acting Chief Accounting Officer; and in addition on the date twelve months after Mediware hires a new CFO, if Mr. Williams continues to be employed by Mediware or if he is terminated without cause by the Company prior to such date, the Company shall pay Mr. Williams the greater of $25,000 or $3750 for each full month that he served as acting Chief Accounting Officer.

In addition to termination for disability, death or cause, the employment agreement may be terminated without cause by the Company with written notice or by Mr. Williams upon one-month prior written notice.

If the Company terminates Mr. Williams's employment without cause, the Company will continue to pay an amount equal to his annual salary at the rate then in effect for 3 months after termination and will provide Mr. Williams with certain health insurance coverage. If a third party terminates Mr. Williams due to an acquisition or sale of the Company, the Company will pay Mr. Williams an amount equal to 3 months of his annual salary at the rate in effect at the date of termination and will provide Mr. Williams with certain health insurance coverage.

The employment agreement provides for a 1 year non-compete covenant by Mr. Williams following the date of termination of Mr. Williams's employment with the Company as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

The foregoing description of the employment agreement is qualified in its entirety by reference to the provisions of the employment agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

The information under Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On June 30, 2006, Ms. Jill Suppes, the Company’s Chief Financial Officer, notified the CEO and Board of Directors of her immediate resignation as Chief Financial Officer.

(c)
Effective June 30, 2006, Mr. Mark Williams, 35, who has served as the Controller of the Company since February 2004 agreed to serve as the Company’s acting Chief Accounting Officer on an interim basis as long as requested by the Company's Chief Executive Officer. Mr. Williams will act as Mediware's principal financial officer and principal accounting officer during this period.

Prior to joining Mediware, Mr. Williams co-founded Primera Financial Services, LLC, a small business consulting firm, and served as its president from March 2003 to February 2004. From December 2001 to March 2003, Mr. Williams served as the Controller for Xact Duplicating Services, Inc., a document reproduction and imaging company. Mr. Williams’ prior experience also includes almost nine years of public accounting experience, last serving as an Audit Manager with Ernst & Young, LLP. Mr. Williams earned his Bachelor’s degree in Accounting from Wichita State University. Mr. Williams is a CPA and a member of the American Institute of Certified Public Accountants.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter agreement dated as of July 1, 2006 between Mediware Information Systems, Inc. and Jill H. Suppes.

Exhibit 10.2	Employment Agreement dated as of June 30, 2006 between Mediware Information Systems, Inc. and Mark Williams.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated July 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: July 7, 2006	By:	/s/ James Burgess
James Burgess
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement dated as of July 1, 2006 between Mediware Information Systems, Inc. and Jill H. Suppes.

10.2	Employment Agreement dated as of June 30, 2006 between Mediware Information Systems, Inc. and Mark Williams.

99.1	Press Release of Mediware Information Systems, Inc., dated July 7, 2006.